Exhibit 99.1

Broadcom Limited Announces Second Quarter

Fiscal Year 2017 Financial Results and Interim Dividend

•	Quarterly GAAP gross margin of 47.2 percent; Quarterly non-GAAP gross margin from continuing operations of 63.1 percent

•	Quarterly GAAP diluted earnings per share of $1.05; Quarterly non-GAAP diluted earnings per share from continuing operations of $3.69

•	Quarterly interim dividend of $1.02 per share

SAN JOSE, Calif., and SINGAPORE - June 1, 2017 - Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for its second quarter of fiscal year 2017, ended April 30, 2017, provided guidance for the third quarter of its fiscal year 2017 and announced a quarterly interim dividend.

Second Quarter Fiscal Year 2017 GAAP Results

Net revenue was $4,190 million, slightly higher than the $4,139 million in the previous quarter and an increase of 18 percent from $3,541 million in the same quarter last year.

Gross margin was $1,976 million, or 47.2 percent of net revenue. This compares with gross margin of $2,001 million, or 48.3 percent of net revenue, in the prior quarter, and gross margin of $1,046 million, or 29.5 percent of net revenue, in the same quarter last year.

Operating expenses were $1,502 million. This compares with $1,495 million in the prior quarter and $2,047 million in the same quarter last year.

Operating income was $474 million, or 11.3 percent of net revenue. This compares with operating income of $506 million, or 12.2 percent of net revenue, in the prior quarter, and operating loss of $1,001 million, or 28.3 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $464 million, or $1.05 per diluted share. This compares with net income of $252 million, or $0.57 per diluted share, in the prior quarter, and net loss of $1,255 million, or $3.02 per diluted share, in the same quarter last year.

Net income attributable to ordinary shares was $440 million. Net income attributable to the noncontrolling interest (restricted exchangeable limited partnership units, or “REUs”) in the Company’s subsidiary, Broadcom Cayman L.P. (the “Partnership”), was $24 million.

Second Quarter Fiscal Year 2017 GAAP Results				Change
(Dollars in millions, except per share data)	Q2 17	Q1 17	Q2 16	Q/Q		Y/Y
Net revenue	$4,190	$4,139	$3,541		+1%		+18%
Gross margin	47.2%	48.3%	29.5%		-110bps		+1,770bps
Operating expenses	$1,502	$1,495	$2,047	+$	7	-$	545
Net income (loss)	$464	$252	$(1,255)	+$	212	+$	1,719
Net income (loss) attributable to noncontrolling interest	$24	$13	$(69)	+$	11	+$	93
Net income (loss) attributable to ordinary shares	$440	$239	$(1,186)	+$	201	+$	1,626
Net income (loss) per share - diluted	$1.05	$0.57	$(3.02)	+$	0.48	+$	4.07

The Company’s cash balance at the end of the second fiscal quarter was $4,254 million, compared to $3,536 million at the end of the prior quarter.

During the second fiscal quarter, the Company generated $1,583 million in cash from operations and spent $256 million on capital expenditures.

On March 31, 2017, the Company paid a cash dividend of $1.02 per ordinary share, totaling $414 million. On the same date, the Partnership, of which the Company is the General Partner, paid holders of REUs a corresponding distribution of $1.02 per REU, totaling $23 million.

Second Quarter Fiscal Year 2017 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $4,201 million, slightly higher than the $4,149 million in the previous quarter, and an increase of 18 percent from $3,562 million in the same quarter last year.

Gross margin from continuing operations was $2,652 million, or 63.1 percent of net revenue. This compares with gross margin from continuing operations of $2,590 million, or 62.4 percent of net revenue, in the prior quarter, and $2,138 million, or 60.0 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $1,853 million, or 44.1 percent of net revenue. This compares with operating income from continuing operations of $1,806 million, or 43.5 percent of net revenue, in the prior quarter, and $1,329 million, or 37.3 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $1,666 million, or $3.69 per diluted share. This compares with net income of $1,627 million, or $3.63 per diluted share, in the prior quarter, and net income of $1,120 million, or $2.53 per diluted share, in the same quarter last year.

Second Quarter Fiscal Year 2017 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q2 17	Q1 17	Q2 16	Q/Q		Y/Y
Net revenue	$4,201	$4,149	$3,562		+1%		+18%
Gross margin	63.1%	62.4%	60.0%		+70bps		+310bps
Operating expenses	$799	$784	$809	+$	15	-$	10
Net income	$1,666	$1,627	$1,120	+$	39	+$	546
Net income per share - diluted	$3.69	$3.63	$2.53	+$	0.06	+$	1.16

“We delivered strong financial results for our second fiscal quarter with revenue, gross margin and EPS all above the top end of guidance” said Hock Tan, President and CEO of Broadcom Limited. “Anticipating that end markets will remain healthy, we expect third fiscal quarter revenue growth of approximately six percent sequentially, driven by solid growth from our wired segment and a seasonal second half ramp in our wireless segment.”

Other Quarterly Data

Net revenue by segment:							Growth Rates
(Dollars in millions)	Q2 17		Q1 17		Q2 16		Q/Q	Y/Y
Wired infrastructure	$2,111	50%	$2,084	50%	$2,060	58%	1%	2%
Wireless communications	1,150	28	1,175	29	792	22	-2%	45%
Enterprise storage	712	17	707	17	525	15	1%	36%
Industrial & other	217	5	173	4	164	5	25%	32%

Total net revenue	$4,190	100%	$4,139	100%	$3,541	100%

Non-GAAP net revenue by segment:							Growth Rates
(Dollars in millions)	Q2 17		Q1 17		Q2 16		Q/Q	Y/Y
Wired infrastructure (1)	$2,115	50%	$2,087	50%	$2,063	58%	1%	3%
Wireless communications	1,150	28	1,175	28	792	22	-2%	45%
Enterprise storage	712	17	707	17	525	15	1%	36%
Industrial & other (1)	224	5	180	5	182	5	24%	23%

Total Non-GAAP net revenue	$4,201	100%	$4,149	100%	$3,562	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting adjustments relating to licensing revenue.

Key Statistics (Dollars in millions)	Q2 17	Q1 17	Q2 16
Cash from operations	$1,583	$1,353	$622
Depreciation	$110	$112	$107
Amortization of acquisition-related intangible assets	$1,081	$999	$933
Capital expenditures	$256	$325	$158
Days sales outstanding (“DSO”)	45	43	48
Inventory days on hand (“DOH”)	76	77	59
Non-GAAP DSO	45	43	47
Non-GAAP Inventory DOH	77	78	72

Third Quarter Fiscal Year 2017 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the third quarter of fiscal year 2017, ending July 30, 2017, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$4,445M +/- $75M	$5M	$4,450M +/- $75M
Gross margin	48.0% +/- 1%	$680M	63.0% +/- 1%
Operating expenses	$1,497M	$710M	$787M
Interest expense and other	$100M	$—	$100M
Provision for income taxes	$78M	$8M	$86M
Diluted share count	444M	12M	456M

•	Non-GAAP net revenue includes $5 million of licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•	Non-GAAP gross margin includes the effects of $5 million of licensing revenue, and excludes the effects of $653 million of amortization of acquisition-related intangible assets, $18 million of share-based compensation expense, $3 million of charges related to inventory step-up to fair value and $1 million of restructuring charges;

•	Non-GAAP operating expenses exclude $441 million of amortization of acquisition-related intangible assets, $237 million of share-based compensation expense, $25 million of acquisition-related costs, and $7 million of restructuring charges;

•	Non-GAAP tax provision is $8 million higher than GAAP due to the tax effects of the projected reconciling items noted above; and

•	Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company’s financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

For the third fiscal quarter, capital expenditures are expected to be approximately $240 million and depreciation is expected to be $118 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance also excludes the impact of any additional mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Broadcom will be meeting investors at the Bank of America Merrill Lynch 2017 Global Technology Conference in San Francisco, on June 6, 2017.

Interim Dividend

The Company’s Board of Directors has approved a quarterly, interim cash dividend of $1.02 per ordinary share. A corresponding distribution will also be paid by the Partnership, of which the Company is the General Partner, to holders of REUs, in the amount of $1.02 per REU.

The dividend and the distribution are both payable on June 30, 2017 to shareholders or unitholders of record, as applicable, at the close of business (5:00 p.m.) Eastern Time on June 19, 2017.

Financial Results Conference Call

Broadcom Limited will host a conference call to review its financial results for the second quarter of fiscal year 2017, ended April 30, 2017, and to provide guidance for the third quarter of fiscal year 2017, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 15898722. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 15898722. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenues, and excludes amortization of acquisition-related intangible assets, share-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, debt-related costs, gain (loss) on extinguishment of debt, gain (loss) on disposition of assets, income (loss) from discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The presentation of these and other similar items in Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) the expected benefits of acquisitions, (ii) our plans, objectives and intentions with respect to future operations and products, (iii) our competitive position and opportunities, (iv) the impact of acquisitions on the market for our products, and (v) other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturers and outsourced supply chain; any acquisitions we may make, such as delays, challenges and expenses associated with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from such acquisitions, including our pending acquisition of Brocade Communications Systems, Inc.; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; our ability to improve our manufacturing efficiency and quality; increased dependence on a small number of markets; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	April 30, 2017	January 29, 2017	May 1, 2016	April 30, 2017	May 1, 2016
Net revenue	$4,190	$4,139	$3,541	$8,329	$5,312
Cost of products sold:
Cost of products sold	1,564	1,573	1,437	3,137	2,136
Purchase accounting effect on inventory	1	—	828	1	828
Amortization of acquisition-related intangible assets	639	559	198	1,198	328
Restructuring charges	10	6	32	16	33

Total cost of products sold	2,214	2,138	2,495	4,352	3,325

Gross margin	1,976	2,001	1,046	3,977	1,987
Research and development	829	808	787	1,637	1,054
Selling, general and administrative	204	201	238	405	352
Amortization of acquisition-related intangible assets	442	440	735	882	789
Restructuring, impairment and disposal charges	27	46	287	73	318

Total operating expenses	1,502	1,495	2,047	2,997	2,513

Operating income (loss)	474	506	(1,001)	980	(526)
Interest expense	(112)	(111)	(256)	(223)	(340)
Loss on debt extinguishment	—	(159)	(53)	(159)	(53)
Other income (expense), net	3	31	(6)	34	(3)

Income (loss) from continuing operations before income taxes	365	267	(1,316)	632	(922)
Provision for (benefit from) income taxes	(103)	10	(99)	(93)	(82)

Income (loss) from continuing operations	468	257	(1,217)	725	(840)
Loss from discontinued operations, net of income taxes	(4)	(5)	(38)	(9)	(38)

Net income (loss)	464	252	(1,255)	716	(878)
Net income (loss) attributable to noncontrolling interest	24	13	(69)	37	(69)

Net income (loss) attributable to ordinary shares	$440	$239	$(1,186)	$679	$(809)

Basic income (loss) per share: (1)
Income (loss) per share from continuing operations	$1.10	$0.61	$(2.93)	$1.72	$(2.31)
Loss per share from discontinued operations	(0.01)	(0.01)	(0.09)	(0.03)	(0.10)

Net income (loss) per share	$1.09	$0.60	$(3.02)	$1.69	$(2.41)

Diluted income (loss) per share: (2)
Income (loss) per share from continuing operations	$1.06	$0.58	$(2.93)	$1.65	$(2.43)
Loss per share from discontinued operations	(0.01)	(0.01)	(0.09)	(0.02)	(0.11)

Net income (loss) per share	$1.05	$0.57	$(3.02)	$1.63	$(2.54)

Shares used in per share calculations:
Basic	403	399	392	401	335
Diluted	442	439	415	440	346
Share-based compensation expense included in continuing operations:
Cost of products sold	$15	$14	$13	$29	$19
Research and development	150	141	122	291	150
Selling, general and administrative	51	46	51	97	74

Total share-based compensation expense	$216	$201	$186	$417	$243

(1)	For the fiscal quarters ended April 30, 2017, January 29, 2017 and May 1, 2016, basic income (loss) per share numerators are reduced by the amount of net income (loss) attributable to noncontrolling interest, which is approximately 5.2%, 5.4% and 5.5% of net income (loss) for the fiscal quarters ended April 30, 2017, January 29, 2017 and May 1, 2016, respectively. The noncontrolling interest is related to the restricted exchangeable partnership units of Broadcom Cayman L.P. (“Partnership REUs”), of which Broadcom Limited is the General Partner.
(2)	For the fiscal quarters ended April 30, 2017, January 29, 2017 and May 1, 2016, diluted income (loss) per share numerators and denominators include the impact of the noncontrolling interest, which assumes conversion of Partnership REUs to Broadcom ordinary shares. The diluted income (loss) per share calculations include approximately 23 million Partnership REUs for each of the fiscal quarters ended April 30, 2017, January 29, 2017 and May 1, 2016, representing an assumed conversion of 100% of the Partnership REUs under the “if converted” method.

BROADCOM LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	April 30, 2017	January 29, 2017	May 1, 2016	April 30, 2017	May 1, 2016
Net revenue on GAAP basis	$4,190	$4,139	$3,541	$8,329	$5,312
Acquisition-related purchase accounting revenue adjustment (1)	11	10	21	21	32

Net revenue on non-GAAP basis	$4,201	$4,149	$3,562	$8,350	$5,344

Gross margin on GAAP basis	$1,976	$2,001	$1,046	$3,977	$1,987
Acquisition-related purchase accounting revenue adjustment (1)	11	10	21	21	32
Purchase accounting effect on inventory	1	—	828	1	828
Amortization of acquisition-related intangible assets	639	559	198	1,198	328
Share-based compensation expense	15	14	13	29	19
Restructuring charges	10	6	32	16	33

Gross margin on non-GAAP basis	$2,652	$2,590	$2,138	$5,242	$3,227

Research and development on GAAP basis	$829	$808	$787	$1,637	$1,054
Share-based compensation expense	150	141	122	291	150
Acquisition-related costs	2	3	2	5	3

Research and development on non-GAAP basis	$677	$664	$663	$1,341	$901

Selling, general and administrative expense on GAAP basis	$204	$201	$238	$405	$352
Share-based compensation expense	51	46	51	97	74
Acquisition-related costs	31	35	41	66	64

Selling, general and administrative expense on non-GAAP basis	$122	$120	$146	$242	$214

Total operating expenses on GAAP basis	$1,502	$1,495	$2,047	$2,997	$2,513
Amortization of acquisition-related intangible assets	442	440	735	882	789
Share-based compensation expense	201	187	173	388	224
Restructuring, impairment and disposal charges	27	46	287	73	318
Acquisition-related costs	33	38	43	71	67

Total operating expenses on non-GAAP basis	$799	$784	$809	$1,583	$1,115

Operating income (loss) on GAAP basis	$474	$506	$(1,001)	$980	$(526)
Acquisition-related purchase accounting revenue adjustment (1)	11	10	21	21	32
Purchase accounting effect on inventory	1	—	828	1	828
Amortization of acquisition-related intangible assets	1,081	999	933	2,080	1,117
Share-based compensation expense	216	201	186	417	243
Restructuring, impairment and disposal charges	37	52	319	89	351
Acquisition-related costs	33	38	43	71	67

Operating income on non-GAAP basis	$1,853	$1,806	$1,329	$3,659	$2,112

Interest expense on GAAP basis	$(112)	$(111)	$(256)	$(223)	$(340)
Debt-related costs	—	1	106	1	149

Interest expense on non-GAAP basis	$(112)	$(110)	$(150)	$(222)	$(191)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	April 30, 2017	January 29, 2017	May 1, 2016	April 30, 2017	May 1, 2016
Other income (expense), net on GAAP basis	$3	$31	$(6)	$34	$(3)
Gain on disposition of assets	—	(23)	—	(23)	—

Other income (expense), net on non-GAAP basis	$3	$8	$(6)	$11	$(3)

Income (loss) from continuing operations before income taxes on GAAP basis	$365	$267	$(1,316)	$632	$(922)
Acquisition-related purchase accounting revenue adjustment (1)	11	10	21	21	32
Purchase accounting effect on inventory	1	—	828	1	828
Amortization of acquisition-related intangible assets	1,081	999	933	2,080	1,117
Share-based compensation expense	216	201	186	417	243
Restructuring, impairment and disposal charges	37	52	319	89	351
Acquisition-related costs	33	38	43	71	67
Debt-related costs	—	1	106	1	149
Loss on debt extinguishment	—	159	53	159	53
Gain on disposition of assets	—	(23)	—	(23)	—

Income before income taxes on non-GAAP basis	$1,744	$1,704	$1,173	$3,448	$1,918

Provision for (benefit from) income taxes on GAAP basis	$(103)	$10	$(99)	$(93)	$(82)
Income tax effects of non-GAAP reconciling adjustments	181	67	152	248	170

Provision for income taxes on non-GAAP basis	$78	$77	$53	$155	$88

Net income (loss) on GAAP basis	$464	$252	$(1,255)	$716	$(878)
Acquisition-related purchase accounting revenue adjustment (1)	11	10	21	21	32
Purchase accounting effect on inventory	1	—	828	1	828
Amortization of acquisition-related intangible assets	1,081	999	933	2,080	1,117
Share-based compensation expense	216	201	186	417	243
Restructuring, impairment and disposal charges	37	52	319	89	351
Acquisition-related costs	33	38	43	71	67
Debt-related costs	—	1	106	1	149
Loss on debt extinguishment	—	159	53	159	53
Gain on disposition of assets	—	(23)	—	(23)	—
Income-tax effects on non-GAAP reconciling adjustments	(181)	(67)	(152)	(248)	(170)
Discontinued operations, net of income taxes	4	5	38	9	38

Net income on non-GAAP basis	$1,666	$1,627	$1,120	$3,293	$1,830

Shares used in per share calculation - diluted on GAAP basis	442	439	415	440	346
Non-GAAP adjustment (2)	9	9	27	10	22

Shares used in per share calculation - diluted on non-GAAP basis	451	448	442	450	368

Days sales outstanding on GAAP basis	45	43	48
Non-GAAP adjustment (3)	—	—	(1)

Days sales outstanding on non-GAAP basis	45	43	47

Inventory days on hand on GAAP basis	76	77	59
Non-GAAP adjustment (4)	1	1	13

Inventory days on hand on non-GAAP basis	77	78	72

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(3)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(4)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of acquisition-related intangible assets, share-based compensation expense, restructuring charges and acquisition-related costs.

BROADCOM LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED

(IN MILLION)

	April 30, 2017	October 30, 2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$4,254	$3,097
Short-term investments	200	—
Trade accounts receivable, net	2,073	2,181
Inventory	1,311	1,400
Other current assets	630	447

Total current assets	8,468	7,125
Long-term assets:
Property, plant and equipment, net	2,762	2,509
Goodwill	24,706	24,732
Intangible assets, net	13,016	15,068
Other long-term assets	897	532

Total assets	$49,849	$49,966

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$925	$1,261
Employee compensation and benefits	464	517
Current portion of long-term debt	—	454
Other current liabilities	663	846

Total current liabilities	2,052	3,078
Long-term liabilities:
Long-term debt	13,567	13,188
Pension and post-retirement benefit obligations	508	531
Other long-term liabilities	11,379	11,293

Total liabilities	27,506	28,090

Shareholders’ equity:
Ordinary shares	19,869	19,241
Accumulated deficit	(311)	(215)
Accumulated other comprehensive loss	(133)	(134)

Total Broadcom Limited shareholders’ equity	19,425	18,892
Noncontrolling interest	2,918	2,984

Total shareholders’ equity	22,343	21,876

Total liabilities and shareholders’ equity	$49,849	$49,966

(1)	Amounts as of October 30, 2016 have been derived from audited financial statements as of that date.

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	April 30, 2017	January 29, 2017	May 1, 2016	April 30, 2017	May 1, 2016
Cash flows from operating activities:
Net income (loss)	$464	$252	$(1,255)	$716	$(878)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,193	1,114	1,040	2,307	1,284
Share-based compensation	216	202	198	418	255
Excess tax benefits from share-based compensation	—	—	(35)	—	(58)
Deferred taxes and other non-cash tax expense	(86)	(25)	(164)	(111)	(172)
Non-cash portion of debt extinguishment loss	—	159	30	159	30
Non-cash restructuring, impairment and disposal charges	23	17	22	40	44
Gain on disposition of assets	—	(23)	—	(23)	—
Amortization of debt issuance costs and accretion of debt discount	6	8	13	14	17
Other	3	5	22	8	26
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(126)	234	(128)	108	(169)
Inventory	31	65	886	96	920
Accounts payable	(114)	(137)	(149)	(251)	(217)
Employee compensation and benefits	128	(181)	98	(53)	(51)
Other current assets and current liabilities	(154)	(237)	70	(391)	86
Other long-term assets and long-term liabilities	(1)	(100)	(26)	(101)	(21)

Net cash provided by operating activities	1,583	1,353	622	2,936	1,096

Cash flows from investing activities:
Purchases of property, plant and equipment	(256)	(325)	(158)	(581)	(298)
Purchases of investments	(200)	—	(58)	(200)	(59)
Acquisitions of businesses, net of cash acquired	(37)	—	(10,023)	(37)	(10,035)
Proceeds from sales of businesses	—	10	—	10	68
Proceeds from sales and maturities of investments	—	—	32	—	32
Other	—	(4)	—	(4)	—

Net cash used in investing activities	(493)	(319)	(10,207)	(812)	(10,292)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	13,550	15,926	13,550	15,926
Debt repayments	—	(13,668)	(4,828)	(13,668)	(4,839)
Payment of assumed debt	—	—	(1,475)	—	(1,475)
Payment of debt issuance costs	(20)	(107)	(104)	(127)	(108)
Dividend and distribution payments	(437)	(431)	(204)	(868)	(326)
Issuance of ordinary shares	89	61	107	150	179
Excess tax benefits from share-based compensation	—	—	35	—	58
Payment of capital lease obligations	(4)	—	—	(4)	—

Net cash provided by (used in) financing activities	(372)	(595)	9,457	(967)	9,415

Net change in cash and cash equivalents	718	439	(128)	1,157	219
Cash and cash equivalents at the beginning of period	3,536	3,097	2,169	3,097	1,822

Cash and cash equivalents at end of period	$4,254	$3,536	$2,041	$4,254	$2,041

Supplemental disclosure of cash flow information:
Cash paid for interest	$1	$102	$65	$103	$145
Cash paid for income taxes	$109	$97	$87	$206	$80